Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 Equity Inducement Plan of Sutro Biopharma, Inc. of our report dated March 17, 2021 with respect to the financial statements of Sutro Biopharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

August 6, 2021